

<ARTICLE> 9
<LEGEND> This schedule contains summary financial information extracted from
Quarterly Report on Form 10-Q and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                        DEC-31-1999
<PERIOD-START>                           JAN-01-1999
<PERIOD-END>                             MAR-31-1999
<CASH>                                        13,854
<INT-BEARING-DEPOSITS>                         4,130
<FED-FUNDS-SOLD>                               9,209
<TRADING-ASSETS>                               5,660
<INVESTMENTS-HELD-FOR-SALE>                   44,565
<INVESTMENTS-CARRYING>                             0
<INVESTMENTS-MARKET>                               0
<LOANS>                                      154,850
<ALLOWANCE>                                    2,270
<TOTAL-ASSETS>                               250,402
<DEPOSITS>                                   153,699
<SHORT-TERM>                                  36,891
<LIABILITIES-OTHER>                           13,764
<LONG-TERM>                                   24,988<F1>
<COMMON>                                           0
<PREFERRED-MANDATORY>                            190
<PREFERRED>                                       12
<OTHER-SE>                                    20,858
<TOTAL-LIABILITIES-AND-EQUITY>               250,402
<INTEREST-LOAN>                                3,192
<INTEREST-INVEST>                                745
<INTEREST-OTHER>                                 259
<INTEREST-TOTAL>                               4,196
<INTEREST-DEPOSIT>                             1,122
<INTEREST-EXPENSE>                             1,916
<INTEREST-INCOME-NET>                          2,280
<LOAN-LOSSES>                                    281
<SECURITIES-GAINS>                                52<F2>
<EXPENSE-OTHER>                                2,941
<INCOME-PRETAX>                                1,648
<INCOME-PRE-EXTRAORDINARY>                     1,151
<EXTRAORDINARY>                                    0
<CHANGES>                                          0
<NET-INCOME>                                   1,151
<EPS-PRIMARY>                                   0.97<F3>
<EPS-DILUTED>                                   0.96
<YIELD-ACTUAL>                                  4.30
<LOANS-NON>                                    1,031
<LOANS-PAST>                                       0<F4>
<LOANS-TROUBLED>                                   0
<LOANS-PROBLEM>                                    0
<ALLOWANCE-OPEN>                               2,271
<CHARGE-OFFS>                                    367
<RECOVERIES>                                      86
<ALLOWANCE-CLOSE>                              2,270
<ALLOWANCE-DOMESTIC>                               0<F5>
<ALLOWANCE-FOREIGN>                                0<F5>
<ALLOWANCE-UNALLOCATED>                            0<F5>

<F1> Guaranteed Preferred Beneficial Interest in the Corporation's Junior
Subordinated Debt of $1,003 million is included in long-term debt for the periods ended March 31, 1999, and March 31, 1998.

<F2> Investment securities gains do not include the Corporation's equity securities gains, which totaled $96 million and $72 million for the periods ended March 31, 1999, and March 31, 1998, respectively.

<F3> Primary earnings per share represent Basic earnings per share.

<F4> For purposes of this filing, the Corporation has not disclosed this information. These items will be disclosed on an annual basis in the Corporation's Form 10-K.

<F5> The Corporation is not required to present separate data related to foreign activities. Allocation for potential losses not specifically identified has been included in the commercial segment.

